FREEDOM BANCSHARES, INC.
AND SUBSIDIARY

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q of Freedom Bancshares, Inc. (the “Company”) for the quarterly period ended March 31, 2008 (the “Periodic Report”), the undersigned hereby certifies, pursuant to Title 18, Section 1350 United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 14, 2008

/s/ Jennifer S. Wethington
Jennifer S. Wethington
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Freedom Bancshares, Inc. and will be retained by Freedom Bancshares, Inc. and furnished to the SEC or its staff upon request.

The information in this Exhibit 32.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.